UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the previously announced Agreement and Plan of Merger, dated as of November 2, 2016 (the “Merger Agreement”), by and among Inteliquent, Inc. (the “Company”), Onvoy, LLC, a Minnesota limited liability company, and Onvoy Igloo Merger Sub, Inc., a Delaware corporation, on January 20, 2017, the Transaction Committee of the Company’s board of directors authorized the Company to enter into individual retention award agreements with certain of its executive officers, as further described below. The purpose of the retention awards is to ensure the retention and continued focus of certain key employees, both during the pendency of and following the closing of the merger contemplated by the Merger Agreement (the “Merger”). As previously announced, the Merger was approved by the Company’s stockholders on January 17, 2017.

The individual retention award agreements provide for the lump-sum payment of the retention award (the “Retention Payment”) as soon as practicable after the 90th day following the closing of the Merger (the “Retention Date”), but in no event later than 60 days following the Retention Date.

If a recipient’s employment is terminated by the Company for any reason other than for cause (as defined in the applicable recipient’s employment agreement), the recipient will be entitled to receive the Retention Payment subject to (1) the recipient continuing to perform his or her work pursuant to his or her employment agreement through the date of termination and (2) the recipient signing a release prepared by the Company within 60 days following the Retention Date. The individual retention award agreements do not affect any separation payments that the recipients may separately be entitled to receive from the Company.

A copy of the form of retention award agreements is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The table below sets forth the retention award that each listed named executive officer of the Company is or will be eligible to receive upon continued employment through the 90th day following the closing of the Merger or upon a qualifying termination prior to such day:

Name	Retention Payment
John Bullock	$100,000
Eric Carlson	$50,000
John Schoder	$75,000
Brett Scorza	$100,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Retention Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Richard L. Monto
Date: January 23, 2017	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Retention Award Agreement.